Exibit 10.2

TEXTRON

Notice of Grant of Stock Options
and Option Agreement

Incentive Stock Options
Name	Option No.:
Address	Plan: 1999
ID:
Location:

Effective [Grant Date] ("Date of Grant"), you have been granted an Incentive Stock Option to buy [Shares] shares of Textron Inc. (the "Company") stock at [Price] per share. The total option price of the shares granted is [Value]. This grant is subject to the Incentive Stock Option Terms and Conditions (1/2004 version) which are available on the Textron Enterprise Intranet and the Stock Option Non-Competition Agreement (1/2002 version) attached hereto.

Shares will become exercisable and will expire on the dates shown below, subject to earlier expiration or termination as provided in the Terms and Conditions:

Shares	Date Exercisable	Expiration Date
[SharesVest 1]	[Vest Date 1]	[Expire Date 1]
[Shares Vest 2]	[Vest Date 2]	[Expire Date 2]
[Shares Vest 3]	[Vest Date 3]	[Expire Date 3]
[Shares Granted]

By your signature and the Company's signature below, you and the Company agree that these options are governed by Textron's Incentive Stock Option Terms and Conditions (1/2004 version) which are available on the Textron Enterprise Intranet and subject to the Non-Competition Agreement (1/2002 version), which is attached hereto and made a part of this document.

TEXTRON INC.
By:
Date

	<Optionee>	Date

Please retain a copy of this signed agreement and return the original to your Human Resources Department within 60 days of receipt of this grant.

TEXTRON INC.

INCENTIVE STOCK OPTION TERMS AND CONDITIONS

UNDER TEXTRON 1999 LONG-TERM INCENTIVE PLAN

(1/2004)

     1.     Grant of Options. Pursuant to instructions of the Organization and Compensation Committee (the "Committee") of the Board, Textron has granted to Optionee the right and option (the "Option") to purchase all or any part of the number of shares of Common Stock (the "Option Shares") set forth on the applicable Notice of Grant signed by Textron and Optionee (the "Notice of Grant") on the terms and conditions herein set forth.

     2.     Purchase Price. The purchase price of the Option Shares shall be the price set forth on the Notice of Grant, which is the fair market value of a share of Common Stock on the Date of Grant.

     3.     Term of Option and Period of Exercise. The Option shall expire on the date set forth on the Notice of Grant (ten years from the Date of Grant), subject to earlier expiration or termination as hereinafter provided. Except as provided in Section 6(c), (d) or (e) or Section 9, the Option may not be exercised for one year from the Date of Grant; after one year from the Date of Grant, the Option may be exercised for up to one-third of the Option Shares; after two years from the Date of Grant, the Option may be exercised for up to two-thirds of the Option shares; and after three years from the Date of Grant, the Option may be exercised as to all remaining Option Shares. The Option shall not be exercisable for less than 50 Option Shares (or the remaining number of Option Shares if that number is less than 50) or after it shall have expired or terminated.

     4.     Exercise of Option.

     (a)     Subject to these terms and conditions and the Non-Competition Agreement applicable to this Option, the Option may be exercised by written notice to Textron, at its principal office, at 40 Westminster Street, Providence, Rhode Island 02903, attention of its Secretary. Such notice shall state the election to exercise the Option and the number of Option Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of said Option Shares, upon the receipt of which Textron shall issue and deliver as soon as practicable a certificate or certificates representing said Option Shares. The certificate or certificates for said Option Shares shall be registered in the name of the person or persons so exercising the Option (or, if the Option shall be exercised by Optionee and if Optionee shall so request in the notice exercising the Option, shall be registered in the name of Optionee and another person jointly, with right of survivorship) and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the Option. During the life of the optionee, an option shall be exercisable only by the optionee or by the optionee's guardian or legal representative. In the event the Option is being exercised pursuant to Sections 5 or 6(d) by any person or persons other than Optionee, the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All Option Shares issued as provided herein will be fully paid and nonassessable. Textron shall pay all original issue taxes, if any, with respect to the issuance thereof.

     (b)     The purchase price of the Option Shares shall be paid in full at the time of exercise at the election of Optionee (1) in cash, (2) by tendering to Textron shares of Common Stock then owned by Optionee having a fair market value equal to such purchase price on the date of exercise or (3) partly in cash and partly in shares of Common Stock valued at fair market value on the date of exercise. To the extent that payment is made in shares of Common Stock, the number of shares shall be determined by dividing the amount of such payment by the fair market value of a share of Common Stock on the date of payment. Except as provided in Section 6, the Option may not be exercised unless Optionee was an employee of either Textron or a related company at all times from the Date of Grant through the date of exercise. Optionee shall have no rights as a shareholder of Textron unless and until a certificate for shares of Common Stock shall have been issued to Optionee.

     5.     Non-Assignability of Option. The Option shall not be assignable or transferable by Optionee except by will or the laws of descent and distribution.

     6.     Termination of Employment.

     (a)     If Optionee's employment with Textron or a related company shall terminate for cause, as determined by the Committee, all Option(s) held by the optionee shall expire immediately.

     (b)     If Optionee's employment with Textron or a related company shall terminate after Optionee has become eligible for normal or early retirement, and if Section 6(a) does not apply, Optionee shall have the right to exercise the Option within 36 months after termination to the extent the Option is exercisable at the time of exercise. Early Retirement with Textron is defined as attainment of age 60, the completion of 20 years of vesting service, or the attainment of age 55 with the completion of 10 years of vesting service. Normal Retirement with Textron is age 65.

     (c)     If Optionee's employment with Textron or a related company shall terminate as a result of Optionee's total disability, Optionee shall have the right to exercise the Option as to all unexercised Option Shares until the expiration of its term. For purposes of the foregoing sentence, "total disability" shall mean a permanent mental or physical disability as determined by the Committee.

     (d)     If Optionee shall die while employed by Textron or a related company or while the Option is still exercisable under Sections 6(b), (c) or (e), the Option may be exercised as to all unexercised Option Shares within a period of one year from the date of Optionee's death by the executor or administrator of Optionee's estate or by the person or persons to whom Optionee shall have transferred such right by will or by the laws of descent and distribution.

     (e)     If Optionee's employment with Textron and its related companies shall terminate for any reason not specified in Sections 6(a), (b), (c) or (d), Optionee shall have the right to exercise each Option granted to the optionee within three months after Optionee's termination (or within such later time, up to 36 months after his or her termination of employment, as the Committee may determine) but, unless otherwise determined by the Committee, only to the extent the Option is exercisable at the time of such termination of employment. In no event, however, shall an option be exercisable under this Section 6(e) for six months from the Date of Grant.

     (f)     Notwithstanding anything to the contrary in this Section 6, in no event shall the Option be exercisable after the expiration of its term.

     (g)     Notwithstanding any longer period provided above for exercise of the Option, to be eligible for treatment as an "incentive stock option" under Section 422A of the Internal Revenue Code of 1986, as it may be amended (the "Code"), the Option must be exercised within three months of Optionee's termination of employment (other than by death or as a result of disability) with Textron or a related company, and in the case of Optionee's disability (within the meaning of Section 422A(c)(9) of the Code) within one year of such termination. Exercise of the Option after the applicable period specified in the foregoing sentence may result in less favorable tax treatment.

     7.     No Right to Employment. Nothing in this document shall confer upon Optionee the right to continue in the employment of Textron or a related company or affect any right which Textron or a related company may have to terminate the employment of Optionee.

     8.     Corporate Changes. The number of Option Shares and the purchase price thereof shall both be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, stock dividend or any other increase or decrease in such shares effective without receipt of consideration by Textron.

     9.     Change in Control. In the event of a change in control as defined in Section 7.10 (b) of the Plan, and except as otherwise determined by the Committee prior to the change in control, each unexpired Option shall be exercisable, beginning immediately, as to all remaining Option Shares subject to the Option.

     10.     Definition of Certain Terms. As used herein "related company" means any corporation in which Textron at the time in question owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock and any corporation which at the time in question owns, directly or indirectly, a similar interest in Textron; and "fair market value" on any date shall be the simple average of the high and low prices of Common Stock on the New York Stock Exchange Composite Transactions Listing on such date.

     11.     Option Subject to Plan. The Option is in all respects subject to the terms and conditions of the Plan as in effect from time to time; provided, however, that termination or amendment of the Plan (except amendments as required by technical corrections of the Code) shall not, without the consent of Optionee, adversely affect Optionee's rights under the Option.

     12.     Incentive Stock Option.

     (a)     The Option is intended to be an "incentive stock option" under Section 422A of the Code, to the extent provided thereunder.

     (b)     If Optionee disposes of any Option Shares by sale, exchange, gift or other disposition and described in Section 424(c) of the Code, either(1) within two years after the date of the grant of the Option or (2) within one year of the acquisition of such Option Shares, the Optionee shall notify the Secretary of Textron at Textron's principal office, at 40 Westminster Street, Providence, Rhode Island 02903, of such disposition, the amount realized, the exercise price and the date of exercise of such Option Shares. Sale or exchange of Option Shares within the periods specified in the foregoing sentence may result in less favorable tax treatment. Textron shall have the right to withhold from other sums which it may owe to the Optionee, or to accept remittance by the Optionee of sums in lieu of, an amount sufficient to satisfy any Federal, state and local withholding tax requirements relating to such a disposition.

     (c)     Optionee represents that Optionee does not own stock possessing more than 10 percent of the total combined voting power of all classes of stock of Textron or any related company.

     13.     Administration. Pursuant to Section 1.2(c) of the Plan, the Board at any time may designate one or more officers or committees of Textron to act in place of the Committee in making certain determinations under the Plan.

     14.     Withholding Taxes: Whenever Textron proposes or is required to issue or transfer Option Shares, Textron shall have the right to withhold or to require the optionee to remit to Textron an amount sufficient to satisfy any Federal, state and local withholding tax requirements. Whenever under the plan payments by Textron are to be made in cash, such payments shall be net of an amount sufficient to satisfy any Federal, state and local withholding tax requirements.

 TEXTRON INC.

STOCK OPTION NON-COMPETITION AGREEMENT

(1/2002)

The purpose of Textron's grant of this Option under the Textron 1999 Long-Term Incentive Plan ("the Plan") is to attract, retain and reward employees, to increase stock ownership and identification with Textron's interests, and to provide incentive for remaining with and enhancing the value of Textron over the long-term. In return for granting this Option to you, please acknowledge by signing the attached Notice of Grant of Stock Options and Option Agreement that you have read and agree to the following:

1.      Forfeiture of unexercised options if you engage in certain competitive activities

If at any time during the term of this Option while you are a Company employee, or within two years after the termination of your employment, you do any of the following activities:

(a)     engage in any business which competes with the Company's business (as defined in Paragraph 2) within the Restricted Territory (as defined in Paragraph 3); or

(b)     solicit customers, business or orders for or sell any products and services (i) in competition with the Company's business within the Restricted Territory or (ii) for any business, wherever located, that competes with the Company's business within the Restricted Territory; or

(c)     divert, entice or otherwise take away customers, business or orders of the Company within the Restricted Territory, or attempt to do so; or

(d)     promote or assist, financially or otherwise, any firm, corporation or other entity engaged in any business which competes with the Company's business within the Restricted Territory;

then this Option shall terminate effective the date you enter into such activity, unless terminated sooner by operation of another term or condition of this Option or the Plan. You will be in violation of Paragraph 1 if you engage in any or all of the activities discussed in this Paragraph directly as an individual or indirectly as an employee, representative, consultant or in any other capacity on behalf of any firm, corporation or other entity.

2.      Company's business - defined

For the purpose of this Agreement:

(a)     the Company shall include Textron and all subsidiary, affiliated or related companies or operations of Textron, and

(b)     the Company's business shall include the products manufactured, marketed and sold and/or the services provided by any operation of the Company for which you have worked or to which you were assigned or had responsibility (either direct or supervisory), at the time of the termination of your employment and any time during the two-year period prior to such termination.

3.      Restricted Territory -- defined

For the purpose of Paragraph 1, the Restricted Territory shall be defined as and limited to:

(a)     the geographic area(s) within a one hundred (100) mile radius of any and all Company location(s) in or for which you have worked or to which you were assigned or had responsibility (either direct or supervisory), at the time of the termination of your employment and at any time during the two-year period prior to such termination; and

(b)     all of the specific customer accounts, whether within or outside of the geographic area described in (a) above, with which you have had any contact or for which you have had any responsibility (either direct or supervisory), at the time of termination of your employment and at any time during the two-year period prior to such termination.

4.     Forfeiture of unexercised options if you engage in certain solicitation activities

If at any time while you have any rights under this Option, either during or any time after your employment with the Company, you directly or indirectly solicit or induce or attempt to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of the Company to terminate their employment, representation or other association with the Company, then your rights under this Option shall terminate immediately, unless terminated sooner by operation of another term or condition of this Option or the Plan.

5.      Forfeiture of unexercised options if you disclose confidential information

You specifically acknowledge that any trade secrets or confidential business and technical information of the Company or its suppliers or customers, whether reduced to writing, maintained on any form of electronic media, or maintained in your mind or memory and whether compiled by you or the Company, derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from its disclosure or use; that reasonable efforts have been made by the Company to maintain the secrecy of such information; that such information is the sole property of the Company or its suppliers or customers and that any retention, use or disclosure of such information by you during your employment (except in the course of performing your duties and obligations of employment with the Company) or after termination thereof, shall constitute a misappropriation of the trade secrets of the Company or its suppliers or customers. If at any time while you have any rights under this Option, either during or any time after your employment with the Company, you directly or indirectly misappropriate any such trade secrets, then your rights under this Option shall terminate immediately, unless terminated sooner by operation of another term or condition of this Option or the Plan.

6.      Organization and Compensation Committee Discretion

You may be released from your obligations under Paragraph 1, 4 and 5 above only if the Organization and Compensation Committee of the Board of Directors (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of Textron.